UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 4, 2018

Date of Report (Date of earliest event reported)

Invesco CurrencyShares® British Pound Sterling Trust

Sponsored by Invesco Specialized Products, LLC

(Exact name of registrant as specified in its charter)

New York	001-32906	03-6118853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lacey Road, Suite 700

Downers Grove, Illinois 60515

(Address of principal executive offices, including zip code)

(800) 983-0903

(Registrant’s telephone number, including area code)

CurrencyShares® British Pound Sterling Trust

Sponsored by Invesco Specialized Products, LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2018, Invesco Specialized Products, LLC, as Sponsor of the CurrencyShares® British Pound Sterling Trust (the “Trust”), entered into a Global Amendment to Depositary Trust Agreements with The Bank of New York Mellon, in its capacity as Trustee of the Trust and eight other trusts (the “Global Amendment”). The Global Amendment changed the name of the Trust, effective that same day, to “Invesco CurrencyShares® British Pound Sterling Trust” as approved and directed by the Sponsor on behalf of the Trust.

The name change does not affect the rights of the holders of British Pound Sterling Shares (the “Shares”). No other changes to the Depositary Trust Agreement dated June 8, 2006, establishing the Trust, were made in connection with the name change.

The Shares continue to trade on NYSE Arca under the symbol “FXB.” Along with the name change, the Shares have been assigned a new CUSIP number, which is 46138M109.

A copy of the Global Amendment effecting the name change is attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d)    The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Global Amendment to Depositary Trust Agreements dated as of June 4, 2018 between Invesco Specialized Products, LLC and The Bank of New York Mellon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO CURRENCYSHARES® BRITISH POUND STERLING TRUST

	By:	Invesco Specialized Products, LLC Sponsor of the Invesco CurrencyShares® British Pound Sterling Trust

June 1, 2018		By:	/s/ Anna Paglia
Anna Paglia Secretary